Exhibit 99.1

Alteryx Announces Proposed Private Offering of $350.0 Million of Convertible Senior Notes Due 2024 and $350.0 Million of Convertible Senior Notes Due 2026

August 6, 2019

IRVINE, Calif. —(BUSINESS WIRE)— Alteryx, Inc. (NYSE: AYX) announced today that it intends to offer, subject to market conditions and other factors, $350.0 million aggregate principal amount of Convertible Senior Notes due 2024 (the “2024 notes”) and $350.0 million aggregate principal amount of Convertible Senior Notes due 2026 (the “2026 notes” and together with the 2024 notes, the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”). Alteryx also intends to grant to the initial purchasers of the notes a 30-day over-allotment option to purchase up to an additional $50.0 million aggregate principal amount of 2024 notes and up to an additional $50.0 million aggregate principal amount of 2026 notes.

The notes will be senior, unsecured obligations of Alteryx, and will bear interest payable semi-annually in arrears. The 2024 notes will mature on August 1, 2024, unless earlier converted or repurchased in accordance with their terms prior to such date. The 2026 notes will mature on August 1, 2026, unless earlier converted or repurchased in accordance with their terms prior to such date. Prior to May 1, 2024, in the case of the 2024 notes, and prior to May 1, 2026, in the case of the 2026 notes, the relevant series of notes will be convertible at the option of holders of such series of notes only under certain circumstances, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant maturity date. Upon conversion, the notes may be settled in shares of Alteryx Class A common stock, cash, or a combination thereof, at the election of Alteryx.

The interest rate, conversion rate, offering price, and other terms are to be determined at the time of pricing of the offering.

Alteryx intends to use a portion of the aggregate net proceeds from the offering of the notes to pay the cost of the capped call transactions described below and to repurchase, exchange, or otherwise retire (such transactions, the “repurchases”) up to 50% of the principal amount of Alteryx’s existing 0.50% Convertible Senior Notes due 2023 (the “2023 notes”) through individually negotiated transactions concurrently with the offering. The terms of any repurchases of the 2023 notes will depend on factors including the market price of Alteryx’s Class A common stock and the trading price of the 2023 notes at the time of such repurchases. The consideration for any such repurchases may include cash, shares of Alteryx Class A common stock, or a combination thereof. These repurchases could increase (or reduce the size of any decrease in) the market price of Alteryx Class A common stock or the notes. In the case of repurchases effected concurrently with the offering, this activity could affect the market price of Alteryx Class A common stock concurrently with the pricing of the notes, and could result in a higher effective conversion prices for the two series of notes.

Alteryx intends to use the remainder of the aggregate net proceeds from the offering for general corporate purposes, which may include investments, acquisitions, or other strategic transactions. However, Alteryx has not designated any specific uses and has no current agreements or commitments with respect to any material investment, acquisition, or strategic transaction.

If the initial purchasers exercise their option to purchase additional notes, Alteryx intends to use a portion of the net proceeds from the sale of additional notes to fund the cost of entering into additional capped call transactions. Any remaining net proceeds from the sale of additional notes will be used for general corporate purposes.

In connection with the offering of the notes, Alteryx expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions are expected generally to offset potential dilution to holders of Alteryx Class A common stock upon any conversion of the notes and/or offset the potential cash payments that Alteryx could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised Alteryx that they and/or their respective affiliates expect to purchase Alteryx Class A common stock and/or enter into various derivative transactions with respect to Alteryx Class A common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Alteryx Class A common stock or the notes at that time.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Alteryx Class A common stock and/or purchasing or selling Alteryx Class A common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Alteryx on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or decrease in the market price of Alteryx Class A common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

In connection with any repurchase of the 2023 notes, Alteryx intends to terminate a corresponding portion of the existing capped call transactions that Alteryx entered into when the 2023 notes were issued. In connection with any such termination, the counterparties to such existing capped call transactions and/or their respective affiliates may modify their hedge positions, which could further affect the market price of Alteryx’s Class A common stock and the initial conversion prices of the 2024 notes and/or the 2026 notes in the offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Alteryx Class A common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any offers of the notes will be made only to qualified institutional buyers pursuant to Rule 144A promulgated under the Act by means of a private offering memorandum.

The notes and any shares of Alteryx Class A common stock issuable upon conversion of the notes have not been and will not be registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Use of forward looking statements

This press release contains “forward-looking statements” including, among other things, statements relating to the completion, timing, and size of the proposed offering, the granting of a 30-day over-allotment option to purchase additional notes, the potential effects of entering into new capped call transactions and terminating a portion of Alteryx’s existing capped call transactions and the related unwinding of the existing hedge positions of the counterparties to such existing capped call transactions, the potential effects and consideration for the repurchases, and the expected use of proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Alteryx will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, and whether the capped call transactions, termination of the previous capped calls, or the repurchases will become effective. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Alteryx’s business and financial results, please review the “Risk Factors” described in Alteryx’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the Securities and Exchange Commission, or SEC, and in Alteryx’s other filings with the SEC. Except as may be required by law, Alteryx undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.

Source: Alteryx, Inc.

Investor Contacts

Alteryx, Inc.

Karen Moran, 844-842-1912

VP Investor Relations

ir@alteryx.com

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